UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
		    Washington, DC 20549

			 FORM 8-K

		      CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) 27 November, 2006

		CHINA MEDIA GROUP CORPORATION
		-----------------------------
	(Exact name of registrant as specified in its charter)
	Texas		   5813			 33-0034926
	-----		  ------		-------------
  (State or other 	(Commission 		(IRS Employer
  jurisdiction of 	File Number)		Identification No.)
   incorporation)

9901 I.H. 10 West, Suite 800, San Antonio, Texas, USA	   78230
-----------------------------------------------------	   -----
   (Address of principal executive offices)	 	 (Zip Code)

Registrant's telephone number, including area code

(Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01  Entry into a Material Definitive Agreement
------------------------------------------------------

On November 27, 2006, the Registrant, China Media Group Corporation (the "CMG") entered into a Consultancy Agreement (the "Agreement") with Waterville Investment Research, Inc. (the "Consultant"). Waterville through its operating division Waterville Investment Research (the "Division") (the Consultant and the Division collectively referred to as the "Consultant") which operates a research and public relations firm with a web site located at www.WatervilleResearch.com (the "Web Site"). According to the Agreement, the Consultant shall provide CMG a summary research report (the "Report") providing data and research (the "Research Services") on CMG which shall include the followings:

* Description of CMG's business;
* Prospects for CMG's future;
* Quarterly updates for one year;
* Distribute CMG's report / information to Waterville's "opt-in" email base and monthly newletter for a period of 12 months;
* Immediate updates on CMG's Material Events;
* Distribution of the report and material updates to retail investors, investment house brokerage firms and research centers.

The term of the Agreement shall commence on November 27, 2006 and terminating as of the close of business on November 30, 2007.

As consideration for the Research Services to be rendered by the Consultant, CMG shall pay to the Consultant the following compensation as full and final payment thereof:

(a) US$500 in cash;
(b) In consideration of US$25 from Waterville, CMG will issue 1,500,000 Common Stock ("Common Shares").

The Common Shares issued will be restricted securities within the meaning of Rule 144 under the Securities Act. These shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.


				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


China Media Group Corporation
------------------------------
(Registrant)

November 27, 2006
---------------------
Date

/s/ Con Unerkov
---------------------
Con Unerkov, President
(Signature)*

*Print name and title of the signing officer under his signature.